Exhibit 5.7

June 18, 2013

British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
Ontario Securities Commission
Autorité des marchés financiers
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island Securities Office, Consumer, Corporate and
                                      Insurance Services Division
Newfoundland & Labrador Department of Government Services, Consumer &
                                      Commercial Affairs Branch

United States Securities and Exchange Commission
Toronto Stock Exchange

New Gold Inc. (the “Company”)

I, A. Paul Hampton, P. Eng., as an author of the report entitled “Technical Report on the El Morro Project, Region III, Chile” dated March 26, 2012 (the “Report”) have been named as a “qualified person” in the take-over bid circular dated June 18, 2013 forming part of the offer made by the Company to purchase all of the outstanding common shares of Rainy River Resources Ltd., (the “Circular”), which Circular is incorporated by reference into and is deemed to be included in the Company’s Registration Statement on Form F-10 (as filed with the United States Securities and Exchange Commission and as may be further amended from time to time in the future, including by way of post-effective amendment, the “Registration Statement”).

I hereby consent to the use of my name in the Circular and in the Registration Statement and to the use of the Report in connection with the filing of the Circular and the Registration Statement and to the inclusion of the written disclosure of the Report and of extracts from or a summary of the Report in the written disclosure contained in the Circular and the Registration Statement or incorporated by reference therein.

I confirm that I have read the Circular and the Registration Statement and have no reason to believe that (i) there is any misrepresentation in the information contained in the Circular or the Registration Statement that is derived from the Report, and (ii) the Circular or the Registration Statement contains any misrepresentation of the information contained in the Report or within my knowledge, as a result of the investigations and enquiries made by me in connection with the preparation of the Report.

Yours very truly,

/s/ A. Paul Hampton

A. Paul Hampton, P. Eng.,
Associate Principal Metallurgist,
Roscoe Postle Associates, Inc.